Exhibit 107
Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Phillips Edison & Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Phillips Edison & Company, Inc. Common Stock, par value $0.01 per share	Rule 457(o)	—	-	$400,000,000(1)	0.0001381	$55,240.00
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	—	—	—	-		—			—	—	—	—
	Total Offering Amounts					$400,000,000		$55,240.00
	Total Fees Previously Paid							-
	Total Fee Offsets							$12,479.98(2)
	Net Fee Due							$42,760.02

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P.	S-3	333-259059 and 333-259059-01	August 25, 2021		$12,479.98 (2)	Debt	Debt		$84,552,706.24 (2)
Fee Offset Sources	Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P.	S-3	333-259059 and 33-259059-01		August 25, 2021						$109,100 (2)

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price of $400,000,000. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-284765), filed on February 7, 2025, except with respect to unsold securities that have been previously registered.

(2)	Phillips Edison & Company, Inc. (the “Company”) and Phillips Edison Grocery Center Operating Partnership I, L.P. (the “OP”) filed a Registration Statement on Form S-3 (Registration Nos. 333-259059 and 333-259059-01) on August 25, 2021 (the “2021 Form S-3”) relating to the offer and sale of debt securities having an aggregate offering price of up to $1,000,000,000. In connection with the filing of the 2021 Form S-3, the Company made a contemporaneous fee payment in the amount of $109,100, reflecting the fee due with respect to the debt securities to be offered. The Company subsequently filed a registration statement on Form S-3ASR (File No. 333-262627) with the Securities and Exchange Commission (the “SEC”) on February 10, 2022 (the “2022 Registration Statement”), and the 2021 Form S-3 was terminated in connection therewith. On February 12, 2024, the Company filed a prospectus supplement pursuant to Rule 424(b)(5) under the Securities Act (the “2024 ATM Prospectus Supplement”) pursuant to the 2022 Registration Statement, registering the offer and sale of shares of common stock, par value $0.01 per share (the “common stock”), having an aggregate offering price of up to $250,000,000. In connection with the filing of the 2024 ATM Prospectus Supplement, the Company offset $36,900 of filing fees with unutilized fees from the 2021 Form S-3 pursuant to Rule 457(p) under the Securities Act. In connection with the filing of the Company’s registration statement on Form S-3ASR (File No. 333-284765) filed with the SEC on February 7, 2025 (the “2025 Registration Statement”), the Company filed a prospectus supplement pursuant to Rule 424(b)(5) (the “2025 ATM Prospectus Supplement”) and the unsold securities under the 2024 ATM Prospectus Supplement were carried forward to the 2025 Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Of the shares of common stock registered pursuant to the 2024 ATM Prospectus Supplement and carried forward to the 2025 ATM Prospectus Supplement, shares having an aggregate offering price of $165,447,293.76 have been sold, and shares of common stock with a maximum aggregate offering price of $84,552,706.24 remain unsold. The offering pursuant to the 2025 ATM Prospectus Supplement has terminated. Pursuant to Rule 457(p) under the Securities Act, the Company is offsetting $12,479.98 of the registration fee, which represents the portion of the filing fees originally paid in connection with the 2021 Form S-3 that is attributable to the unsold shares. Accordingly, the net filing fee due in connection with this offering is $42,760.02.